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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Salick Health Care, Inc. of our report dated November 11, 1994 appearing on page 44 of the Company's Annual Report on Form 10-K/A for the year ended August 31, 1994. We also consent to the references to us under the heading "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data".

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Los Angeles, California
March 10, 1995